Exhibit 99.2

March 2, 2021

HERBFLUENCE, INC.

Attention: Tyler Knight

Re:	Amendment to Letter of Intent

Dear Mr. Knight:

We refer to the letter agreement, dated as of December 28, 2020 as amended on February 4, 2021 (the “Letter of Intent”), which sets forth the essential terms of the proposed sale to MassRoots, Inc. (the “Purchaser”) of certain assets of Herbfluence, Inc. (the “Seller”). Capitalized terms used herein without definition have the meanings ascribed to them in the Letter of Intent.

The Purchaser and the Seller wish to extend the term of the Letter of Intent and hereby agree to amend the Letter of Intent as follows:

1.	With respect to the Closing Date, “February 28, 2021” shall be deleted and replaced with “March 15, 2021.”

2.	All other references in the Letter of Intent to “Closing Date” shall be deemed to refer to the Closing Date as amended hereby.

Except as expressly set forth herein, the Letter of Intent shall continue in full force and effect in accordance with its terms, and the parties hereby reaffirm and ratify their agreement as set forth in the Letter of Intent. All future references to the Letter of Intent shall be deemed to refer to the Letter of Intent as amended hereby.

If you are in agreement with the foregoing, kindly evidence your agreement by signing this letter where indicated below and returning a signed copy to the Purchaser.

Purchaser:

MASSROOTS, INC.

	By:	/s/ Isaac Dietrich
	Name:	Isaac Dietrich
	Title:	CEO

Seller:

HERBFLUENCE, INC.
Date: March 2, 2021
	By:	/s/ Tyler Knight
	Name:	Tyler Knight
	Title:	CEO